UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2014
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition

On November 6, 2014, Perrigo Company plc (the “Company”) released earnings for the first quarter of fiscal 2015. The press release related to the Company’s earnings is attached as Exhibit 99.1.

The earnings release contains certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation for Cost of sales, Gross profit, Operating expenses, Operating income, Interest expense, net, Other expense (income), net, Income before income taxes, Income tax expense, Net income and Earnings per share within its earnings release to the most directly comparable U.S. GAAP measures for these non-GAAP measures.

The Company excludes the items listed below in the applicable period when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

Items excluded from reported results and guidance:

First Quarter Fiscal 2014 Results

•	Amortization of acquired intangible assets related to business combinations and asset acquisitions

•	Acquisition and integration-related charges

•	Restructuring charges related to completed business acquisition and for organizational improvements

•	Litigation settlement

First Quarter Fiscal 2015 Results

•	Amortization of acquired intangible assets related to business combinations and asset acquisitions

•	Acquisition and integration-related charges

•	Restructuring charges related to completed business acquisition and for organizational improvements

•	Equity method investment losses

•	Investment distribution

Fiscal 2015 Guidance

•	Amortization of acquired intangible assets related to business combinations and asset acquisitions

•	Acquisition and integration-related charges

•	Restructuring charges related to completed business acquisition and for organizational improvements

•	Equity method investment losses

•	Investment distribution

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders held on November 4, 2014, the Company’s shareholders voted on the following matters:

1. Election of 11 directors of the Company:

Nominee	For	Against	Abstain	Broker Non-Votes
Laurie Brlas	101,852,590	3,817,685	137,248	5,667,290
Gary M. Cohen	102,822,219	2,853,269	132,031	5,667,294
Jacqualyn A. Fouse	103,511,398	2,152,056	144,069	5,667,290
David T. Gibbons	73,987,086	31,710,192	110,245	5,667,290
Ran Gottfried	103,299,623	2,368,096	139,801	5,667,293
Ellen R. Hoffing	103,457,804	2,236,561	113,156	5,667,292
Michael J. Jandernoa	72,473,161	32,650,459	683,901	5,667,292
Gary K. Kunkle, Jr.	102,265,789	3,403,159	138,572	5,667,293
Herman Morris, Jr.	103,064,664	2,604,466	138,388	5,667,295
Donal O’Connor	104,194,386	1,476,054	137,080	5,667,293
Joseph C. Papa	93,163,125	11,661,580	973,268	5,676,840

2. Ratification of the appointment of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
105,992,912	3,577,256	193,344	1,711,301
3. Advisory vote on the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes
92,148,504	13,054,694	607,958	5,663,657
4. Authorization of market purchases and overseas market purchases of Company shares:

For	Against	Abstain	Broker Non-Votes
110,014,620	799,903	660,290	—

5. Determination of price range for reissuance of treasury shares:

For	Against	Abstain	Broker Non-Votes
104,419,082	748,505	643,569	5,663,657

6. Approval of the creation of distributable reserves by the reduction of share capital:

For	Against	Abstain	Broker Non-Votes
105,321,233	312,787	177,136	5,663,657

ITEM 7.01.    Regulation FD Disclosure

At its meeting on November 4, 2014, the Company’s Board of Directors approved the following committee assignments, effective immediately:

Audit Committee	Renumeration Committee	Nominating and Goverance Committee
Laurie Brlas (Chair)	Ellen R. Hoffing (Chair)	Gary M. Cohen (Chair)
Jacqualyn A. Fouse	Laurie Brlas	Gary K. Kunkle, Jr.
Ellen R. Hoffing	Ran Gottfried	Herman Morris, Jr.
Donal O’Connor	Gary K. Kunkle, Jr.

ITEM 9.01.    Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Perrigo Company plc on November 6, 2014, furnished solely pursuant to Item 2.02 of Form 8-K.

The information in Items 2.02 and 7.01 of this Report and the press release included as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Judy L. Brown
Dated:	November 6, 2014		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

99.1	Press release issued by Perrigo Company plc on November 6, 2014, furnished solely pursuant to Item 2.02 of Form 8-K.